UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2015 (October 26, 2015)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Arlington Asset Investment Corp. (the “Company”) issued a press release on October 26, 2015 announcing its financial results for the quarter ended September 30, 2015. A copy of the press release is attached hereto as Exhibit 99.1 (the “Press Release”).

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 7.01.	Regulation FD Disclosure.

In the Press Release, the Company also announced that its board of directors (the “Board”) authorized an expansion of the Company’s stock repurchase program, which was originally authorized in July 2010 (the “Repurchase Program”).

Item 8.01.	Other Events.

The information regarding the Repurchase Program set forth in Item 7.01 is incorporated herein by reference.

Pursuant to the expanded Repurchase Program, the Company may repurchase up to 2,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), which includes the 205,485 shares still available to be repurchased under the July 2010 authorization.  The Board expanded the Repurchase Program in order to better position the Company to continue stock repurchases while believing that the Common Stock has been trading on the New York Stock Exchange at a price per share below the fair value of the Common Stock after reviewing the trading prices of comparable companies and other relevant factors.

Repurchases of Common Stock may be made from time to time in open market transactions, including through block purchases, through privately negotiated transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case at management’s discretion in accordance with applicable securities laws and based on market conditions and other factors.  Open market repurchases of shares of the Common Stock will be made in accordance with Rule 10b-18 of the Exchange Act, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common stock and the program may be suspended or discontinued at the Company’s discretion without prior notice.

The Repurchase Program will be funded using the Company’s cash on hand and cash generated from operations. During the nine months ended September 30, 2015, the Company did not repurchase any shares of Common Stock.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those relating to the fair value and future market price of the Common Stock, future market conditions, interest rates, portfolio allocation, financing costs, portfolio hedging, prepayments, advances from the Federal Home Loan Bank of Cincinnati, direct repo, and the effect of actions of the U.S. government, including the Federal Reserve, the Federal Housing Finance Agency and the U.S. Treasury, on our results. Forward-looking statements typically are identified by use of the terms such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to the Company. The Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. All of the forward-looking statements are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to the Company, including, without limitation, market conditions and those described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other documents which have been filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Arlington Asset Investment Corp. Press Release dated October 26, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: October 27, 2015	By:	/s/ Richard E. Konzmann
	Name:	Richard E. Konzmann
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Arlington Asset Investment Corp. Press Release dated October 26, 2015.